Contact:
Eric Martin
Vice President, Investor Relations
(404) 745-2889

CARTER’S, INC. REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS

•	FOURTH QUARTER NET SALES INCREASED $29 MILLION, UP 7%
•	FOURTH QUARTER CARTER’S RETAIL COMPARABLE STORE SALES INCREASED 4.1%
•	FOURTH QUARTER OSHKOSH RETAIL COMPARABLE STORE SALES INCREASED 3.6%

Atlanta, Georgia, February 24, 2009 / PRNewswire -- FirstCall / -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2008 results.

"We are very encouraged by our fourth quarter performance, particularly given the significant slowdown in consumer spending and the negative macro-economic environment.  It is clear that the Carter's and OshKosh brands continue to resonate with consumers," said Michael D. Casey, Chief Executive Officer.  "While we are cautious in our outlook, we believe the investments we’ve made in product benefits, brand presentation, and our retail store operations will strengthen our overall market position and profitability."

Fourth Quarter Highlights

Consolidated net sales increased 7.3% to $422.0 million.  Net sales of the Company’s Carter’s brands increased 9.0% to $320.4 million.  Net sales of the Company’s OshKosh brand increased 2.2% to $101.6 million.

Consolidated retail store sales increased 12.8% to $213.2 million.  Carter’s retail store sales increased 16.1% to $130.9 million.  Comparable store sales in Carter’s stores increased 4.1%.  OshKosh retail store sales increased 8.0% to $82.3 million with comparable store sales increasing 3.6%.

In the fourth quarter of fiscal 2008, the Company opened 19 Carter’s and three OshKosh retail stores and closed one OshKosh retail store.  As of January 3, 2009, the Company operated 253 Carter’s and 165 OshKosh retail stores.

The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 16.4% to $63.8 million.  Sales of the Just One Year brand increased 29.3% to $35.7 million driven primarily by timing of product launches.  Sales of the Child of Mine brand increased 3.3% to $28.0 million.

Carter’s wholesale sales decreased 0.6% to $125.7 million due primarily to the impact of customer bankruptcies.  OshKosh wholesale sales decreased 16.8% to $19.3 million due to lower demand, which we attribute to poor over-the-counter selling in fiscal 2007.

Reported consolidated operating income in the fourth quarter of fiscal 2008 was $48.6 million, a decrease of 4.1% from $50.7 million in the fourth quarter of fiscal 2007.  Excluding the item in the previous year, which is detailed on page 11, adjusted operating income increased 1.2% to $48.6 million, driven by improvements in earnings from the Carter’s and OshKosh retail segments and growth in earnings in the mass channel and OshKosh wholesale segments.  The benefit of these improvements was partially offset by a decrease in earnings in the Carter’s wholesale segment due to lower margins on off-price sales and product mix.

Reported net income decreased 4.4% to $27.3 million, or $0.47 per diluted share, compared to $28.6 million, or $0.48 per diluted share, in the fourth quarter of fiscal 2007.  Excluding the item in the previous year, which is detailed on page 11, adjusted net income for the fourth quarter of fiscal 2008 increased 1.6%.  Adjusted diluted earnings per share increased $0.02 per diluted share, or 4.4%.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to income adjusted for certain items is provided on page 11.

Fiscal 2008 Highlights

Consolidated net sales increased 5.5% to $1.5 billion.  Net sales of the Company’s Carter’s brands increased 6.8% to $1.2 billion.  Net sales of the Company’s OshKosh brand increased 1.0% to $323.4 million.

Consolidated retail store sales increased 11.9% to $671.6 million.  Carter’s retail store sales increased 15.3% to $422.4 million.  Comparable store sales in Carter’s stores increased 9.0% in fiscal 2008.  OshKosh retail store sales increased 6.6% to $249.1 million with comparable store sales in fiscal 2008 increasing 3.2%.  In fiscal 2008, the Company opened 25 Carter’s and three OshKosh retail stores and closed one OshKosh retail store.

The Company’s mass channel sales increased 4.6% to $254.4 million.  Sales of the Just One Year brand increased 15.5% to $111.2 million, driven primarily by new door growth and additional floor space.  Sales of the Child of Mine brand decreased 2.5% to $143.3 million, as a result of product performance in certain categories.

Carter’s wholesale sales increased 1.5% to $489.7 million due to higher demand, partially offset by the impact of customer bankruptcies.

OshKosh wholesale sales decreased 14.2% to $74.3 million due to lower demand, which we attribute to poor over-the-counter selling in fiscal 2007 and a reduction in wholesale prices.  The Company lowered prices beginning in fiscal 2008 to reposition the OshKosh brand to appeal to a broader consumer population.  The new pricing strategy led to improved over-the-counter performance, particularly in the second half of fiscal 2008.

In connection with the retirement of an executive officer, the Company recorded charges during the second quarter of fiscal 2008 of $5.3 million, $3.1 million of which related to severance and benefit obligations, and $2.2 million of which related to the vesting of stock options.

During the third quarter of fiscal 2008, the Company recorded a $2.6 million charge related to the write-down of the carrying value of the OshKosh distribution facility held for sale.  This write-down reflects a reduction in the anticipated selling price of the property due to the softening of the commercial real estate market.

Reported consolidated operating income for fiscal 2008 was $135.5 million compared to a reported operating loss of $6.0 million in fiscal 2007.  Excluding the impact of certain items in both years, which are detailed on page 12, adjusted operating income decreased $10.2 million, or 6.6%.  The decrease in operating income resulted primarily from lower profitability in the wholesale and mass channel segments and provisions for incentive compensation, partially offset by higher earnings in the retail segments.

In fiscal 2008, reported net income was $75.1 million, or $1.29 per diluted share, compared to a reported net loss of $70.6 million, or $1.22 per diluted share, in fiscal 2007.  Excluding the impact of certain items in both years, which are detailed on page 12, adjusted net income decreased $2.8 million, or 3.4%.  Adjusted diluted earnings per share was comparable to last year at $1.37 per diluted share.

A reconciliation of income (loss) as reported under GAAP to income adjusted for certain items is provided on page 12.

In connection with the Company’s $100 million share repurchase program, during fiscal 2008, the Company repurchased 2.1 million shares of its common stock for approximately $33.6 million at an average price of $15.82 per share. To date, under the program, the Company has repurchased 4.6 million shares for approximately $91.1 million at an average price of $19.81 per share.

Fiscal 2008 net cash provided by operating activities increased $131.6 million over fiscal 2007, driven primarily by improved working capital management.

Conference Call

The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2008 results on February 25, 2009 at 8:30 a.m. Eastern Standard Time.  To participate in the call, please dial 913-312-0645.  To listen to a live broadcast of the call on the internet, please log on to www.carters.com, click on “Investor Relations,” and click on the link “Fourth Quarter Conference Call.”  The conference call will be simultaneously broadcast on the Company’s website at www.carters.com.  Presentation materials for the call can be accessed on the Company’s website at www.carters.com by clicking on the “Investor Relations” tab and choosing “conference calls & webcasts” on the left side of the screen.  A replay of the call will be available shortly after the broadcast through March 6, 2009, at 719-457-0820, passcode 3892814.  The replay will be archived on the Company’s website at the same location.

For more information on Carter’s, Inc., please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2009 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of our products in the marketplace; deflationary pressures on our prices; disruptions in foreign supply sources; negative publicity; our leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay debt principal; an inability to access suitable financing due to the current economic crisis; a continued decrease in the overall value of the United States equity markets due to the current economic crisis; a continued decrease in the overall level of consumer spending; changes in consumer preference and fashion trends; the impact of governmental regulations and environmental risks applicable to the Company’s business; our ability to adequately forecast demand, which could create significant levels of excess inventory; our ability to identify new retail store locations, and negotiate appropriate lease terms for our retail stores; our ability to attract and retain key individuals within the organization; failure to realize the revenue growth and earnings forecasts of OshKosh B’Gosh, Inc., which could further impact the carrying value of our intangible assets; and seasonal fluctuations in the children’s apparel business.  Many of these risks are further described in our most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Fiscal years ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
Net sales:
Wholesale - Carter's	$125,742	$126,485	$489,744		$482,350
Wholesale - OshKosh	19,260	23,138	74,270		86,555
Retail - Carter's	130,870	112,766	422,436		366,296
Retail - OshKosh	82,314	76,243	249,130		233,776
Mass Channel - Carter's	63,764	54,762	254,436		243,269
Total net sales	421,950	393,394	1,490,016		1,412,246
Cost of goods sold	267,096	257,798	975,999		928,996

Gross profit	154,854	135,596	514,017		483,250

Selling, general, and administrative expenses	115,255	92,704	404,274		359,826
Executive retirement charges	--	--	5,325		--
Intangible asset impairment	--	--	--		154,886
Facility write-down and closure costs	--	52	2,609		5,285
Royalty income	(8,992)	(7,844)	(33,685)		(30,738)

Operating income (loss)	48,591	50,684	135,494		(6,009)
Interest expense, net	4,730	5,626	18,087		23,079

Income (loss) before income taxes	43,861	45,058	117,407		(29,088)
Provision for income taxes	16,516	16,456	42,349		41,530

Net income (loss)	$27,345	$28,602	$75,058	$	(70,618)

Basic net income (loss) per common share	$0.49	$0.50	$1.33		$(1.22)
Diluted net income (loss) per common share	$0.47	$0.48	$1.29		$(1.22)
Basic weighted-average number of shares outstanding	55,883,065	57,453,294	56,309,454		57,871,235
Diluted weighted-average number of shares outstanding	57,736,002	59,633,724	58,276,001		57,871,235

CARTER’S, INC. BUSINESS SEGMENT RESULTS (unaudited)
	For the three-month periods ended				For the fiscal years ended
(dollars in thousands)	January 3, 2009	% of Total	December 29, 2007	% of Total	January 3, 2009		% of Total	December 29, 2007		% of Total

Net sales:
Wholesale-Carter’s	$125,742	29.8%	$126,485	32.1%	$489,744		32.9%	$482,350		34.2%
Retail-Carter’s	130,870	31.0%	112,766	28.7%	422,436		28.3%	366,296		25.9%
Mass Channel-Carter’s	63,764	15.1%	54,762	13.9%	254,436		17.1%	243,269		17.2%
Carter’s total net sales	320,376	75.9%	294,013	74.7%	1,166,616		78.3%	1,091,915		77.3%

Wholesale-OshKosh	19,260	4.6%	23,138	5.9%	74,270		5.0%	86,555		6.1%
Retail-OshKosh	82,314	19.5%	76,243	19.4%	249,130		16.7%	233,776		16.6%
OshKosh total net sales	101,574	24.1%	99,381	25.3%	323,400		21.7%	320,331		22.7%

Total net sales	$421,950	100.0%	$393,394	100.0%	$1,490,016		100.0%	$1,412,246		100.0%

Operating income (loss):		% of segment net sales		% of segment net sales			% of segment net sales			% of segment net sales

Wholesale-Carter’s	$18,193	14.5%	$21,962	17.4%	$81,935		16.7%	$92,934		19.3%
Retail-Carter’s	24,846	19.0%	23,797	21.1%	67,013		15.9%	57,032		15.6%
Mass Channel-Carter’s	9,504	14.9%	7,352	13.4%	33,424		13.1%	37,395		15.4%

Carter’s operating income	52,543	16.4%	53,111	18.1%	182,372		15.6%	187,361		17.2%

Wholesale-OshKosh	870	4.5%	(210)	(0.9)%	(4,420)		(6.0)%	(1,220)		(1.4)%
OshKosh cost in excess of fair value of net assets acquired-impairment	--	--	--	--	--		--	(35,995)		(41.6)%
Net Wholesale-OshKosh	870	4.5%	(210)	(0.9)%	(4,420)		(6.0)%	(37,215)		(43.0)%

Retail-OshKosh	8,680	10.5%	6,952	9.1%	9,111		3.7%	6,474		2.8%
OshKosh cost in excess of fair value of net assets acquired-impairment	--	--	--	--	--		--	(106,891)		(45.8)%
Net Retail-OshKosh	8,680	10.5%	6,952	9.1%	9,111		3.7%	(100,417)		(43.0)%

Mass Channel-OshKosh (a)	1,264	--	1,182	--	3,187		--	2,685		--

OshKosh operating income	10,814	10.6%	7,924	8.0%	7,878		2.4%	(134,947)		(42.1)%

Segment operating income	63,357	15.0%	61,035	15.5%	190,250		12.8%	52,414		3.7%

Other reconciling items (b)	(14,766)	(3.5)%	(13,010)	(3.3)%	(46,822)		(3.1)%	(41,713)		(3.0)%

Other unusual items	--	--	2,659 (c)	0.7%	(7,934	) (d)	(0.5)%	(4,710	) (e)	(0.3)%

OshKosh tradename impairment	--	--	--	--	--		--	(12,000)		(0.8)%

Net other reconciling items	(14,766)	(3.5)%	(10,351)	(2.6)%	(54,756)		(3.7)%	(58,423)		(4.1)%

Total operating income (loss)	$48,591	11.5%	$50,684	12.9%	$135,494		9.1%	$(6,009)		(0.4)%

(a)	OshKosh mass channel consists of a licensing agreement with Target Stores. Operating income consists of royalty income, net of related expenses.

(b)
Other reconciling items generally include expenses related to severance and relocation, executive management, finance, stock-based compensation, building occupancy, information technology, certain legal fees, incentive compensation, consulting, and audit fees.

(c)	Reflects the benefit from reversing $2.7 million in stock-based compensation expenses on certain performance-based equity awards.

(d)	Includes $5.3 million in executive retirement charges and $2.6 million related to the write-down of the carrying value of the OshKosh distribution facility.

(e)
Includes $7.4 million in facility closure costs related to the closure of the OshKosh distribution facility and the benefit from reversing $2.7 million in stock-based compensation expenses on certain performance-based equity awards.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	January 3, 2009	December 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$162,349	$49,012
Accounts receivable, net	106,060	119,707
Finished goods inventories, net	203,486	225,494
Prepaid expenses and other current assets	13,214	15,202
Deferred income taxes	27,982	24,234

Total current assets	513,091	433,649
Property, plant, and equipment, net	86,229	75,053
Tradenames	305,733	308,233
Cost in excess of fair value of net assets acquired	136,570	136,570
Deferred debt issuance costs, net	3,598	4,743
Licensing agreements, net	5,260	8,915
Other assets	576	7,505
Total assets	$1,051,057	$974,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,503	$3,503
Accounts payable	79,011	56,589
Other current liabilities	57,613	46,666

Total current liabilities	140,127	106,758
Long-term debt	334,523	338,026
Deferred income taxes	108,989	113,706
Other long-term liabilities	40,822	34,049

Total liabilities	624,461	592,539

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at January 3, 2009 and December 29, 2007	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 56,352,111 and 57,663,315 shares issued and outstanding at January 3, 2009 and December 29, 2007, respectively	563	576
Additional paid-in capital	211,767	232,356
Accumulated other comprehensive (loss) income	(7,318)	2,671
Retained earnings	221,584	146,526

Total stockholders’ equity	426,596	382,129

Total liabilities and stockholders’ equity	$1,051,057	$974,668

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal years ended
	January 3, 2009	December 29, 2007
Cash flows from operating activities:
Net income (loss)	$75,058	$(70,618)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30,158	29,919
Amortization of debt issuance costs	1,145	1,160
Non-cash intangible asset impairment charges	--	154,886
Non-cash stock-based compensation expense	8,652	3,601
Income tax benefit from exercised stock options	(3,531)	(8,230)
Loss on disposal of property, plant, and equipment	323	690
Deferred income taxes	(1,979)	(9,630)
Non-cash facility write-down and closure costs	2,609	2,450
Effect of changes in operating assets and liabilities:
Accounts receivable	13,647	(9,092)
Inventories	22,008	(31,906)
Prepaid expenses and other assets	(2,043)	(1,404)
Accounts payable and other liabilities	37,576	(9,839)

Net cash provided by operating activities	183,623	51,987

Cash flows from investing activities:
Capital expenditures	(37,529)	(21,876)
Proceeds from sale of property, plant, and equipment	--	57

Net cash used in investing activities	(37,529)	(21,819)

Cash flows from financing activities:
Payments on term loan	(3,503)	(3,503)
Share repurchase	(33,637)	(57,467)
Proceeds from revolving loan facility	--	121,400
Payments on revolving loan facility	--	(121,400)
Income tax benefit from exercised stock options	3,531	8,230
Proceeds from exercise of stock options	852	3,039

Net cash used in financing activities	(32,757)	(49,701)

Net increase (decrease) in cash and cash equivalents	113,337	(19,533)
Cash and cash equivalents, beginning of period	49,012	68,545

Cash and cash equivalents, end of period	$162,349	$49,012

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended December 29, 2007
	(dollars in millions, except earnings per share)

	Operating Income	Net Income	Diluted EPS

Income, as reported (GAAP)	$50.7	$28.6	$0.48

Stock-based compensation expenses (a)	(2.7)	(1.7)	(0.03)

Income, as adjusted (b)	$48.0	$26.9	$0.45

(a)
Reversal of $2.4 million of previously recorded stock-based compensation expenses and a reduction of $0.3 million in fourth quarter stock-based compensation expenses associated with certain performance-based stock awards.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments which the Company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS

	Twelve-month period ended January 3, 2009			Twelve-month period ended December 29, 2007

	(dollars in millions, except earnings per share)
				Operating	Net
	Operating	Net	Diluted	(Loss)	(Loss)	Diluted
	Income	Income	EPS	Income	Income	EPS

Income (loss), as reported (GAAP)	$135.5	$75.1	$1.29	$ (6.0)	$ (70.6)	$(1.22)

Executive retirement charges	5.3	3.4	0.06	--	--	--
Facility write-down and closure costs (a)	2.6	1.6	0.02	5.3	3.4	0.06
Accelerated depreciation (b)	--	--	--	2.1	1.3	0.02
Intangible asset impairment (c)	--	--	--	154.9	150.5	2.60
Stock-based compensation expenses (d)	--	--	--	(2.7)	(1.7)	(0.03)
Diluted share count impact (e)	--	--	--	--	--	(0.06)

Income, as adjusted (f)	$143.4	$80.1	$1.37	$153.6	$82.9	$1.37

(a)	Charges related to the closure of the OshKosh distribution facility in fiscal 2007 and write-down of the carrying value of the OshKosh distribution facility held for sale in fiscal 2008.

(b)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the OshKosh distribution facility.

(c)	OshKosh-related intangible asset impairment charges.

(d)
Reversal of $2.4 million of previously recorded stock-based compensation expenses and a reduction of $0.3 million in fourth quarter stock-based compensation expenses associated with certain performance-based stock awards.

(e)
When reporting a loss in accordance with GAAP, the number of diluted weighted-average shares is equal to the number of basic weighted-average shares.  This adjustment reflects the impact of the difference between the number of diluted shares used for calculating GAAP EPS (57.9 million shares) and the number of diluted shares used for calculating adjusted EPS (60.3 million shares).

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments which the Company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.